                                                                  EXHIBIT 99.1
                                                                  PRESS RELEASE

                                              Contact:
                                              David P. Southwell
                                              Executive Vice President
                                              Chief Financial Officer

                                              Jonae R. Barnes
                                              Vice President
                                              Investor Relations
                                              Sepracor Inc.
                                              (508) 481-6700


                     SEPRACOR ANNOUNCES SECOND QUARTER 2003
                                OPERATING RESULTS

MARLBOROUGH, Mass., July 22, 2003 -- Sepracor Inc. (Nasdaq: SEPR) today announced its consolidated financial results for the second quarter 2003. For the three months ended June 30, 2003, Sepracor's consolidated revenues were approximately $76.5 million, of which revenues from pharmaceutical product sales were approximately $61.4 million. The net loss for the second quarter of 2003 was approximately $33.8 million, or $0.40 per share. These consolidated results compare with consolidated revenues of $48.1 million, of which revenues from pharmaceutical product sales were approximately $35.4 million, and a net loss of $93.8 million, or $1.12 per share, for the three months ended June 30, 2002.

For the six months ended June 30, 2003, Sepracor's consolidated revenues were $161.0 million, of which revenues from pharmaceutical product sales were approximately $133.5 million, and the net loss was $63.6 million, or $0.75 per share. These consolidated results compare with consolidated revenues of $105.0 million, of which revenues from pharmaceutical product sales were approximately $82.1 million, and a net loss of $208.6 million, or $2.56 per share, for the six months ended June 30, 2002.

As of June 30, 2003, Sepracor had approximately $500 million in cash, cash equivalents and short- and long-term investments. On July 10, 2003 Sepracor paid approximately $116 million in cash to complete the redemption of all of its remaining outstanding 7% Convertible Subordinated Debentures due December 15, 2005.

COMMERCIAL OPERATIONS
XOPENEX(R) BRAND LEVALBUTEROL HCL - XOPENEX brand levalbuterol HCl inhalation solution is marketed through Sepracor's 450-person sales force. XOPENEX is a short-acting bronchodilator indicated for the treatment or prevention of bronchospasm in patients 6 years of age and older with reversible obstructive airway disease, such as asthma. XOPENEX is available for use in a nebulizer at
0.31 mg and 0.63 mg dosage strengths for treatment of children 6 to 11 years old, and in 0.63 mg and 1.25 mg dosage strengths for patients 12 years of age and older.

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Asthma is a chronic lung disorder characterized by reversible airway obstruction and the pathologic finding of airway inflammation. According to the American Lung Association, approximately 26 million Americans have been diagnosed with asthma in their lifetime. It is the most common childhood illness and affects approximately 8.6 million children in the U.S. under the age of 18. Short-acting beta-agonists are the most-prescribed asthma therapy among primary care physicians and pediatricians in the U.S., according to IMS Health information.

ASTELIN(R) BRAND AZELASTINE HCL - Through a co-promotion agreement with MedPointe Inc., Sepracor's sales force details ASTELIN brand azelastine HCl, a nasal-spray antihistamine, to pulmonologists, allergists, pediatricians and primary care physicians in the U.S. ASTELIN is the only antihistamine that has been approved by the U.S. Food and Drug Administration (FDA) for the treatment of symptoms of both seasonal allergic rhinitis in adults and children 5 years of age and older and non-allergic vasomotor rhinitis in adults and children 12 years of age and older.

ALLEGRA(R) BRAND FEXOFENADINE HCL - Sepracor earns royalties from Aventis for sales of ALLEGRA, a nonsedating antihistamine, in the U.S. and other countries where Sepracor holds patents relating to fexofenadine (including Japan, Europe, Canada and Australia).

CLARINEX(R) BRAND DESLORATADINE - Sepracor earns royalties from Schering-Plough Corporation on sales of all formulations of CLARINEX brand desloratadine in the U.S. and in other countries where Sepracor holds patents relating to desloratadine. CLARINEX was launched in the U.S. in January 2002 and is indicated for the treatment of allergic rhinitis and chronic idiopathic urticaria (CIU), also known as hives of unknown cause, in patients 12 years of age and older.

XYZAL(R)/ XUSAL(TM) BRAND LEVOCETIRIZINE - Sepracor earns royalties from UCB on sales of levocetirizine in European countries where the product is sold. Levocetirizine is marketed as XUSAL in Germany and is marketed under the brand name XYZAL in other E.U. Member States. A single isomer of ZYRTEC(R), levocetirizine is indicated for the treatment of symptoms of seasonal and perennial allergic rhinitis and CIU in adults and children aged 6 years and older.

SEPRACOR NDA-TRACK DEVELOPMENT PROGRAMS
ESTORRA(TM) BRAND ESZOPICLONE - Sepracor submitted its New Drug Application
(NDA) to the FDA for ESTORRA brand eszopiclone for the treatment of transient and chronic insomnia on January 31, 2003. ESTORRA was studied at a 2 mg dosage strength for treatment of the elderly population and at a 3 mg dosage strength for treatment of adult subjects. The FDA officially accepted the NDA for filing on April 1, 2003. On April 17, 2003, Sepracor was notified by the FDA that the Prescription Drug User Fee Act date for the ESTORRA NDA is November 30, 2003.

Data from two Phase III studies of ESTORRA were presented at the American Psychiatric Association (APA) and Associated Professional Sleep Societies (APSS) meetings during the quarter. Data presented at the APA meeting was from the first long-term (six-month), double-blind, placebo-controlled, efficacy and safety study ever performed in patients with insomnia. The results of this six-month study were also presented at the APSS meeting in June, along with additional data on a six-month, open-label extension of this study. In this large-scale study of


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eszopiclone, patients 21-69 years of age received nightly treatment of either placebo (n=195) or eszopiclone 3 mg (n=593). The entire study was designed to evaluate safety and efficacy over 12 months of treatment: the first six months of the study were placebo-controlled and the second six months were open-label. Measures of subjective sleep maintenance, sleep latency (onset of action), total sleep time and sleep quality were reported weekly and safety was evaluated monthly. In this study, insomnia patients treated with eszopiclone showed statistically significant improvements over the six months of double-blind treatment in sleep maintenance measures (wake-time after sleep onset, referred to as WASO, and number of awakenings), sleep latency, total sleep time and sleep quality, relative to placebo (p LESS THAN 0.01). No decline in therapeutic effect was observed on any outcome parameter over the course of the trial, and eszopiclone was well tolerated. In addition, patients on eszopiclone reported improved daytime alertness (p LESS THAN 0.005) and improved daytime ability to function (p LESS THAN 0.001).

Presented at the APSS meeting were the results of a large-scale, randomized, double-blind, multicenter, placebo-controlled, parallel-design study in adult patients 21-64 years of age. This study was designed to investigate safety and efficacy of eszopiclone following nightly dosing over a period of six weeks and to assess the potential for next-day residual effects versus placebo. Relative to placebo, eszopiclone at both 2 mg and 3 mg significantly improved latency to persistent sleep (LPS) and sleep latency, both measures of sleep onset (p LESS THAN 0.0001); sleep efficiency and total sleep time
(p LESS THAN 0.0001); and the quality and depth of sleep (p LESS THAN 0.05). Eszopiclone at 3 mg significantly improved objective and subjective wake time after sleep onset (WASO) versus placebo (p LESS THAN 0.05). Evaluation of potential residual effects by digit-symbol substitution test (DSST; a complex attention task), showed a comparable degree of improvement over baseline scores in both the placebo and eszopiclone groups. Further, there was no decline in efficacy (i.e., no evidence of tolerance) with eszopiclone. In addition, no rebound was observed compared to baseline on either sleep onset or sleep maintenance parameters upon discontinuation of eszopiclone. There were no apparent adverse events associated with withdrawal when patients ended treatment with eszopiclone.

According to the National Institutes of Health web site, insomnia affects more than 70 million Americans. Symptoms of insomnia include difficulty falling asleep, awakening frequently during the night, waking up too early, an inability to fall back to sleep, or awakening feeling unrefreshed.

According to the National Sleep Foundation (NSF) Sleep in America Poll 2003, 37 million older Americans suffer from frequent sleep problems that, if ignored, can complicate the treatment of a host of common, serious, age-related medical conditions, from arthritis to diabetes, heart and lung disease and depression. This NSF poll shows that poor sleep among older adults often goes unnoticed by the medical community. Although the majority of older adults (67%) report frequent sleep problems, only about seven million elderly patients have been diagnosed.

The ESTORRA NDA contains a total of 24 clinical trials, which included more than 2,700 adult and elderly subjects, and more than 60 preclinical studies. A total of six randomized, placebo-controlled Phase III studies, including one with a positive control, for the treatment of chronic or transient insomnia were conducted in both adult and elderly patients and were part of the NDA package. ESTORRA is the only non-benzodiazepine anti-insomnia agent that has completed a

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long-term, six-month, double-blind, placebo-controlled trial for safety and efficacy, and is currently under FDA review.

The U.S. market for prescription sleep products, not including off-label use of central nervous system agents not indicated for the treatment of insomnia, was approximately $1.4 billion in 2002. The U.S. prescription sleep agent market grew at a rate of almost 25 percent for the past two years, according to IMS Health information.

SEPRACOR WILL FEATURE AN UPDATE OF THE ESTORRA PROGRAM ON THE CONFERENCE CALL AND LIVE WEBCAST BEGINNING AT 8:30 AM ET ON JULY 22, 2003. FOR MORE INFORMATION ON HOW TO ACCESS THE CONFERENCE CALL AND WEBCAST, PLEASE SEE THE LAST PARAGRAPH OF THIS PRESS RELEASE PRIOR TO THE FINANCIAL TABLES.

XOPENEX(R) MDI - Sepracor and 3M Drug Delivery Systems Division are collaborating under an agreement that includes scale-up and manufacturing for the XOPENEX hydrofluoroalkane (HFA) metered-dose inhaler (MDI). The collaboration combines Sepracor's short-acting beta-agonist, XOPENEX, and 3M's expertise in manufacturing HFA MDIs, the device most commonly used by patients for the treatment of asthma and chronic obstructive pulmonary disease (COPD).

Sepracor is currently conducting Phase III studies for levalbuterol in an HFA MDI manufactured by 3M. Sepracor's MDI development plan includes over 1,800 pediatric and adult subjects in 12 clinical studies, of which three are pivotal. Sepracor also anticipates including pediatric clinical studies using the 3M-manufactured commercial product to complete the XOPENEX MDI package.

SEPRACOR WILL PRESENT AN OVERVIEW AND UPDATE OF THE XOPENEX MDI PROGRAM ON THE CONFERENCE CALL AND LIVE WEBCAST BEGINNING AT 8:30 AM ET. FOR MORE INFORMATION, PLEASE SEE THE LAST PARAGRAPH OF THIS PRESS RELEASE BEFORE THE FINANCIAL TABLES.

ARFORMOTEROL - Sepracor has completed more than 100 preclinical studies and has initiated or completed 15 clinical studies for arformoterol, formerly known as (R,R)-formoterol, inhalation solution for the treatment of bronchospasm in patients with COPD. Sepracor is currently conducting two pivotal Phase III studies in 1,600 patients.

In Sepracor's Phase II program, arformoterol demonstrated a significant improvement in FEV1 (a test of lung function that measures the amount of air forcefully exhaled in one second) immediately after dosing and duration of action of up to 24 hours.

Bronchodilators have the potential to improve lung function, decrease symptoms, help increase mucus clearance and reduce the number of exacerbations in patients suffering from COPD. The U.S. market for long-acting bronchodilators was approximately $2 billion in 2002, according to IMS Health information.

SOLTARA(TM) BRAND TECASTEMIZOLE - Following a meeting with the FDA in the fourth quarter 2002, Sepracor is in the process of conducting additional preclinical and clinical studies to support an amendment to the SOLTARA NDA.

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The FDA issued a "not approvable" letter in March 2002 for Sepracor's NDA for
SOLTARA brand tecastemizole for the treatment of allergic rhinitis. A "not approvable" letter is issued if the FDA believes that the application contains insufficient information for an approval action at that time. Sepracor included in the original NDA submitted to the FDA the results of 128 preclinical studies and 34 clinical studies, 7 of which were large-scale clinical studies. The SOLTARA NDA included a patient database of more than 8,700 pediatric and adult subjects.

Contingent upon favorable results of these additional preclinical and clinical studies, Sepracor believes that it will be in a position to amend the SOLTARA NDA to seek marketing approval. There can be no assurance whether or when Sepracor will file an amendment or the FDA will approve SOLTARA.

CORPORATE UPDATE

During the second quarter, Sepracor announced the call for redemption of all $111.9 million aggregate principal amount of its outstanding 7% Convertible Subordinated Debentures due December 15, 2005 ("7% Debentures"). Sepracor redeemed the 7% Debentures, pursuant to their terms, on July 10, 2003 at 103% of the principal amount, plus accrued but unpaid interest from June 15, 2003 to, but excluding, the redemption date. The total aggregate redemption price for the 7% Debentures was approximately $115.8 million, including approximately $0.5 million in accrued interest. The 7% Debentures redeemed by Sepracor represented all of the remaining outstanding 7% Debentures. In addition, Sepracor will not issue approximately 1,791,711 shares of Sepracor Common Stock that would have been issuable upon conversion of the redeemed 7% Debentures at a conversion rate of $62.4375 per share.

Sepracor Inc. is a research-based pharmaceutical company dedicated to treating and preventing human disease through the discovery, development and commercialization of innovative pharmaceutical products that are directed toward serving unmet medical needs. Sepracor's drug development program has yielded an extensive portfolio of pharmaceutical compound candidates, including candidates for the treatment of respiratory, urology and central nervous system disorders. Sepracor's corporate headquarters are located in Marlborough, Massachusetts.

This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to the safety, efficacy, potential benefits and successful development and regulatory approval of Sepracor's pharmaceuticals under development. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the results of clinical trials with respect to products under development; the timing and success of submission, acceptance and approval of regulatory filings; the scope of Sepracor's patents and the patents of others; the commercial success of Sepracor's products; the ability of the company to attract and retain qualified personnel; the performance of Sepracor's licensees; the availability of sufficient funds to continue research and development efforts; the continued ability of Sepracor to meet its debt obligations when due; and certain other factors that may affect future operating results and are detailed in Sepracor's quarterly report on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission.

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In addition, the statements in this press release represent Sepracor's expectations and beliefs as of the date of this press release. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Sepracor may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Sepracor's expectations or beliefs as of any date subsequent to the date of this press release.

Soltara and Estorra are trademarks and Xopenex is a registered trademark of Sepracor Inc. 3M is a trademark of 3M Company. Astelin is a registered trademark of Wallace Laboratories. Clarinex is a registered trademark of Schering Corporation. Allegra is a registered trademark of Merrell Pharmaceuticals. Xusal is a trademark and Xyzal and Zyrtec are registered trademarks of UCB, Societe Anonyme.


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                For a copy of this release or any recent release,
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      visit http://www.prnewswire.com/comp/780960.html or www.sepracor.com.
           ------------------------------------------ ----------------

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In conjunction with this second quarter 2003 press release, Sepracor will host a conference call and live webcast beginning at 8:30 a.m. ET on July 22, 2003 to review the results of operations for the second quarter 2003 and to provide an update on our ESTORRA and XOPENEX MDI programs. To participate via telephone, dial (612) 326-1019. Please call ten minutes prior to the scheduled conference call time. For live webcasting, go to the Sepracor web site at www.sepracor.com and access the Investor Information section. Click on either the live webcast link or microphone icon to listen. Please go to the web site at least 15 minutes prior to the call in order to register, download, and install any necessary software. The webcast will also be available on the ViaVid web site at http://www.viavid.com/events.asp. A replay of the call will be accessible by telephone after 12:00 p.m. ET and will be available for approximately one week. To replay the call, dial (320) 365-3844, access code 690562. A replay of the webcast will be archived on the Sepracor web site in the Investor Information section, under "Multimedia".
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Condensed, consolidated statements of operations and consolidated balance sheets follow.


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                                  SEPRACOR INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(In thousands, except per share amounts)

                                                THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                      JUNE 30,                          JUNE 30,
                                                2003           2002               2003             2002
                                                ----           ----               ----             ----

Revenues:

Product sales                                 $ 61,350       $ 35,350           $133,506         $ 82,127
Royalties and other                             15,105         12,786             27,455           22,857
                                             ---------      ---------          ---------       ----------
    Total revenues                              76,455         48,136            160,961          104,984

     Cost of revenue                             7,408          4,668             14,613           10,475
                                             ---------      ---------          ---------       ----------

          Gross margin                          69,047         43,468            146,348           94,509

Operating expenses:
     Research and development                   48,255         60,915            101,438          122,436
     Sales and marketing                        36,817         35,190             72,498           78,518
     General and administrative and patent       5,763          5,502             11,605           11,678
        costs                                ---------      ---------          ---------       ----------
          Total operating expenses              90,835        101,607            185,541          212,632
                                             ---------      ---------          ---------       ----------
          Loss from operations                 (21,788)       (58,139)           (39,193)        (118,123)

Other income (expense):
     Interest income                             1,874          3,788              3,805            8,922
     Interest expense                          (13,654)       (16,131)           (27,311)         (34,346)
     Other income (expense), net                    (6)          (451)                (9)            (623)
     Debt conversion expense (A)                     -        (22,302)                 -          (63,258)
                                             ---------      ---------          ---------       ----------
          Total other income (expense)         (11,786)       (35,096)           (23,515)         (89,305)

     Equity in investee (loss)                    (217)          (585)              (842)          (1,197)

Net loss                                     $ (33,791)     $ (93,820)         $ (63,550)      $ (208,625)
                                             =========      =========          =========       ==========

Basic and diluted net loss per common share    $ (0.40)       $ (1.12)           $ (0.75)         $ (2.56)
                                             =========      =========          =========       ==========
Shares used in computing basic and diluted
     net loss per common share:                 84,469         83,962             84,409           81,628
                                             =========      =========          =========       ==========


(A) Represents non-cash inducement costs incurred from the exchange of convertible subordinated debt into shares of Sepracor common stock.


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                                  SEPRACOR INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

 (in thousands)

                                                                            JUNE 30,          DECEMBER 31,
ASSETS                                                                        2003                2002
                                                                          ----------          ------------
Cash, short and long-term investments                                     $ 499,986           $ 556,434
Accounts receivable, net                                                     28,049              21,654
Inventory                                                                     6,219               7,960
Property, plant and equipment, net                                           69,605              72,522
Investment in affiliate                                                       4,098               4,940
Other assets                                                                 60,282              63,603
                                                                          ---------           ---------
            Total assets                                                  $ 668,239           $ 727,113
                                                                          =========           =========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable and accrued expenses                                     $ 111,418           $ 121,001
Other liabilities                                                            19,534              14,430
Debt payable                                                                  1,437               1,992
Convertible subordinated debt                                               981,870             981,870
Total stockholders' equity (deficit)                                       (446,020)           (392,180)
                                                                          ---------           ---------
            Total liabilities and stockholders' equity (deficit)          $ 668,239           $ 727,113
                                                                          =========           =========